UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

ASTA FUNDING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 29, 2008 the Company entered into a subordinated loan agreement with Asta Group, Inc. (the “Family Entity”) in the original amount of approximately $8.2 million. The Family Entity is a greater than 5% shareholder of the Company beneficially owned and controlled by Arthur Stern, a director of the Company, Gary Stern, the President and Chief Executive Officer of the Company and members of their families. The loan balance prior to the principal payment described below was $5,885,753. The loan currently bears interest at a rate of 10% per annum, and is payable interest only each quarter until its maturity date of December 31, 2010.

On March 26, 2010, the Company re-paid $1,500,000 of principal of the subordinated loan. The Company delivered $1,372,365 to the Family Entity, and will deliver $127,635 to the Bank of Montreal (“BMO”) to hold as collateral, as approximately 8.5% of the loan to the Family Entity secures the obligations due to BMO by Palisades Acquisition XVI, LLC, the Company’s wholly owned subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 30, 2010	By: /s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer